Exhibit 5

                     Bausch & Lomb Incorporated
                      One Bausch & Lomb Place
                   Rochester, New York 14604-2901


January 29, 1998

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604-2901

Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $500,000,000 aggregate principal amount of debt securities (the "Debt Securities"), and an indeterminate number of shares of Common Stock ("Common Stock") into which such Debt Securities may be convertible or for which they may be exchangeable of Bausch & Lomb Incorporated., a New York corporation (the "Company"), I, as Senior Vice President and General Counsel of the Company, or attorneys under my general supervision, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of New York.

2. When the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the Indenture, dated as of September 1, 1991, between Bausch & Lomb Incorporated and Citibank, N.A., as Trustee, and any supplemental indenture thereto relating to the Debt Securities, and the Debt Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to the applicability of general equitable principles.

3. When the Registration Statement has become effective under the Act, the terms of any Common Stock issuable upon exchange or conversion of the Debt Securities and of their issue and sale have been duly established in conformity with the Indenture, dated as of September 1, 1991, between Bausch & Lomb Incorporated and Citibank, N.A., as Trustee, and any supplemental indenture thereto relating to the Debt Securities, and the Debt Securities have been duly converted or exchanged in accordance with such Indenture and their terms for Common Stock and the Common Stock has been issued as contemplated therein, the Common Stock will be duly and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Debt Securities" in the Prospectus.

Very truly yours,

/s/ Robert B. Stiles

Senior Vice President and
General Counsel of
Bausch & Lomb Incorporated